Exhibit 10.1
AMENDMENT NO. 1
TO
THE COMPANY STOCK PURCHASE AND SUPPORT AGREEMENT
     This Amendment No.1 (this “Amendment”), dated as of October 17, 2007 (the “Amendment Effective Date”), to the Company Stock Purchase and Support Agreement is entered into by and among MGM MIRAGE, a Delaware corporation (the “Company”) and INFINITY WORLD INVESTMENTS LLC, a Nevada limited liability company (“Infinity World”).
RECITALS
     WHEREAS, the Company and Infinity World entered into that certain Company Stock Purchase and Support Agreement (the “Agreement”), dated August 21, 2007, with respect to the subject matters set forth therein; and
     WHEREAS, the Company and Infinity World desire to amend the Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1 Defined Terms. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Agreement (as amended hereby).
Section 2 Amendment to the Agreement. Effective as of the Amendment Effective Date, the Agreement is hereby amended by adding the phrase “and other than with respect to shares of Common Stock or other securities issued or issuable under an Employee Benefit Plan (as defined in Rule 405 of the Securities Act of 1933) approved by the stockholders of the Company” immediately after the phrase “terms and conditions specified in this Section 3.1” in the first sentence of Section 3.1 of the Agreement.
Section 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Agreement. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, shall be deemed a reference to the Agreement as amended hereby.
Section 4. Governing Law. This Amendment shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

Section 5. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Company Stock Purchase and Support Agreement as of the date first written above.

MGM MIRAGE
/s/ Bryan L. Wright
Name:	Bryan L. Wright
Title:	Senior Vice President — Assistant General Counsel & Assistant Secretary

INFINITY WORLD INVESTMENTS LLC
/s/ Chris O’Donnell
Name:	Chris O’Donnell
Title:	Chief Executive Officer

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